UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

Protara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue South Third Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

1 Little West 12th Street

New York, NY 10014

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Cynthia Smith to Board of Directors

On January 29, 2021, the Board of Directors (the “Board”) of Protara Therapeutics, Inc. (the “Company”) appointed Cynthia Smith as a Class III director, and as a member of the Compensation Committee of the Board (the “Compensation Committee”), to serve in such capacity until the Company’s 2023 annual meeting of stockholders.

Ms. Smith will be entitled to receive compensation for her service as a director of the Company in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of (i) $40,000 for service on the Board and (ii) $6,000 for service on the Compensation Committee, both payable in equal quarterly installments and pro-rated based on days served in the applicable fiscal year. In addition, pursuant to the Compensation Policy, on January 29, 2021, Ms. Smith was granted a stock option to purchase 18,000 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a three year period, and a separate stock option to purchase 3,750 shares of the Company’s common stock, which will vest in equal monthly installments following the date of grant over a one year period, and in any event will be fully vested on the date of the Company’s 2021 annual meeting of stockholders. The Company also entered into its standard form of indemnification agreement with Ms. Smith, and the rights under such indemnification agreement are described under the caption “Limitation on Liability and Indemnification Matters” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 23, 2020.

There is no arrangement or understanding between Ms. Smith and any other person pursuant to which Ms. Smith was appointed as a director. There are no transactions between the Company and Ms. Smith that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01 Regulation FD Disclosure.

On February 2, 2021, the Company issued a press release announcing the appointment of Ms. Smith.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated February 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protara Therapeutics, Inc.

Dated: February 2, 2021	By:	/s/ Blaine Davis
Blaine Davis
Chief Financial Officer

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